UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: May 18, 2011
(Date of earliest event reported)

BigBand Networks, Inc.
(Exact Name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	Commission File No.: 001-33355	04-3444278 (I.R.S. Employer Identification No.)

475 Broadway Street
Redwood City, California 94063
(Address of Principal Executive Offices, including zip code)

(650) 995-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of BigBand Networks, Inc. (the “Company”) was held on May 18, 2011. The following matters were voted upon:

1.           An election of three Class II directors was held and the shares present were voted as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Harald Braun	48,837,139	691,861	13,783,407
Erez Rosen	48,823,121	705,879	13,783,407
Geoffrey Y. Yang	45,985,222	3,543,778	13,783,407

2.           Regarding the advisory vote on executive compensation, the votes were as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Approval of executive compensation as described in the proxy statement dated April 26, 2011	35,054,971	11,860,563	2,613,466	13,783,407

3.           Regarding the advisory vote on frequency of future advisory votes on executive compensation, the votes were as follows:

	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
Stockholders should be provided an advisory vote on the Company’s executive compensation once every:	29,618,832	17,591	17,869,829	2,022,748

4.           Regarding the proposal to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 the votes were as follows:

	FOR	AGAINST	ABSTAIN
Approval of the retention of Ernst &Young LLP	62,657,148	40,475	614,784

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGBAND NETWORKS, INC.
Date: May 20, 2011	By:	/s/ Rob Horton
Rob Horton
Senior Vice President, General Counsel and Corporate Secretary